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Exhibit 99.1  Press Release





[SORRENTO NETWORKS LOGO]                                           News Release


                       SORRENTO NETWORK'S S-3 REGISTRATION
                       STATEMENT DECLARED EFFECTIVE BY SEC

San Diego, CA -- February 13, 2004 -- Sorrento Networks Corporation (Nasdaq NM:
FIBR), a supplier of optical networking equipment for carriers and enterprises worldwide, announced today that its resale registration statement on Form S-3 has been declared effective by the United States Securities and Exchange Commission (the "SEC"). The registration statement covers all of the shares of common stock and warrants to purchase shares of the Company's common stock sold in two recent private placements to certain institutional and accredited investors. The private placements closed on December 31, 2003 and on January 27, 2004. Additional information regarding the private placements can be found on the Company's website and in the Company's filings with the SEC.

About Sorrento Networks
Sorrento Networks, headquartered in San Diego, CA, makes optical networking equipment for carriers and enterprises worldwide. Sorrento's products help customers increase profitability by improving transport efficiency and expanding the addressable market of their fiber networks. Sorrento's customer base and market focus includes cable TV operators, telecom carriers, and service providers. Sorrento's products are also used for storage area networking (SAN) and enterprise private networking.

Sorrento Networks' GigaMux product line is designed for high-performance, multi-protocol metro and regional WDM transport. GigaMux consists of compact, flexible, and cost-effective sub-systems based on a "pay-as-you-grow" architecture that allows carriers and enterprises to start small and expand their networks in conjunction with customer demand. Additional customer, product, and financial information about Sorrento Networks can be found at www.sorrentonet.com.

Forward-Looking Statements
Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) unanticipated technical problems relating to Sorrento Networks' products; (2) Sorrento Networks' ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (3) the greater financial, technical and other resources of Sorrento Networks' many, larger competitors in the marketplace for optical networking products; (4) changed market conditions, new business





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opportunities or other factors that might affect Sorrento Networks' decisions as to the best interests of its shareholders; and (5) other risks detailed from time to time in Sorrento Networks' reports filed with the U.S. Securities and Exchange Commission.


Sorrento Media Contact
Paul Zalloua
(408) 328-4592
pzalloua@sorrentonet.com


Investor Contact
Joe Armstrong
Sorrento Investor Contact
(858) 450-4934
jarmstrong@sorrentonet.com